UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 15, 2006

Date of Earliest Event Reported: March 13, 2006

The Pep Boys - Manny, Moe & Jack

(Exact name of registrant as specified in charter)

Pennsylvania	1-3381	23-0962915
(State or other jurisdiction of	(Commission	(I.R.S. Employer ID number)
incorporation or organization)	File No.)

3111 W. Allegheny Ave. Philadelphia, PA		19132
(Address of principal executive offices)		(Zip code)

215-430-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry Into a Material Definitive Agreement

On March 13, 2006, The Pep Boys – Manny, Moe & Jack (the “Company”) amended its Non-Competition Agreement with Hal Smith, Executive Vice President – Merchandising & Marketing, to extend the post-employment covenant period thereunder from one to two years. In exchange for such covenants against competition, Mr. Smith’s severance benefits were expanded to provide him with (i) a severance payment equal to two years base salary and (ii) the immediate vesting and exerciseability of all non-vested stock-based awards then held by him.

Item 9.01                Exhibits

Exhibit 99.1            Non-Competition Agreement, dated March 13, 2006, between the Company and Hal Smith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PEP BOYS - MANNY, MOE & JACK

By:	/s/ Harry F. Yanowitz
Harry F. Yanowitz
Senior Vice President and
Chief Financial Officer

Date:  March 15, 2006